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                                  EXHIBIT 23.1


                               Consent of KPMG LLP


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                                                                    EXHIBIT 23.1
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              Consent of Independent Certified Public Accountants
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Board of Directors
Ecogen Inc.



         We consent to the incorporation by reference in this registration statement of Ecogen Inc. (the "Company") on Form S-8 of our report dated December 17, 1998 relating to the consolidated balance sheets of the Company and subsidiaries as of October 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended October 31, 1998, which report appears in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1998, filed on January 15, 1999, as amended through the date hereof.



                                                 /s/ KPMG LLP



Short Hills, New Jersey
June 10, 1999




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